SECOND AMENDMENT TO THE CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of March 13, 2007 among Black Hills Corporation, a South Dakota corporation (“Borrower”), ABN AMRO Bank N.V., in its capacity as agent for the Banks under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and as a Bank, and the other Banks party hereto.

WITNESSETH THAT:

WHEREAS, the Borrower, Administrative Agent and the Banks have entered into that certain Credit Agreement dated as of May 5, 2005 (as the same has been amended, modified or restated prior to the effectiveness hereof, the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend certain terms of the Credit Agreement, as set forth below; and

WHEREAS, the Administrative Agent and the Banks are willing, subject to the terms hereof, to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

Effective upon the satisfaction of each of the conditions precedent set forth in Section 4 below, the Administrative Agent, the Borrower and the Banks party hereto hereby agree to amend the Credit Agreement as follows:

(a)	effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(i)     The following definitions and defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger dated as of February 6, 2007 by and among Gregory Acquisition Corp., a Delaware corporation, Great Plains Energy Incorporated, a Missouri corporation and Borrower, as such agreement may be amended in accordance with the terms thereof.

“Aquila Agreements” means (i) the Asset Purchase Agreement, (ii) the Partnership Interests Purchase Agreement, (iii) the Agreement and Plan of Merger, and

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(iv) all deliveries, agreements and other documents delivered or executed in connection with any of the foregoing.

“Aquila Assets” means the “Purchased Assets” and the “Colorado Assets” as such terms are defined in the Asset Purchase Agreement and the “Company Interest” as such term is defined in the Partnership Interest Purchase Agreement.

“Aquila Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of February 6, 2007 by and among Gregory Acquisition Corp., a Delaware corporation, Great Plains Energy Incorporated, a Missouri corporation, the Borrower and Aquila, Inc., a Delaware corporation, as such agreement may be amended in accordance with the terms thereof.

“Aquila Credit Agreement” means that certain Credit Agreement dated as of [March 13], 2007 by and among, inter alia, ABN AMRO, as Administrative Agent, Borrower and the various financial institutions party thereto as “Banks,” as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Aquila Effective Date” means the date upon which the Aquila Transactions are consummated in accordance with the terms of the Aquila Agreements.

“Aquila Transactions” means the transactions contemplated by the terms of the Aquila Agreements.

“Partnership Interests Purchase Agreement” means that certain Partnership Interests Purchase Agreement dated as of February 6, 2007 by and among Gregory Acquisition Corp., a Delaware corporation, Great Plains Energy Incorporated, a Missouri corporation, the Borrower, Aquila Colorado, LLC, a Delaware limited liability company and, Aquila, Inc., a Delaware corporation, as such agreement may be amended in accordance with the terms thereof.

(ii)     The definition of “PUCHA” appearing in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following defined term is hereby substituted therefor:

“PUCHA” means the Public Utility Holding Company Act of 2005, as amended.

(iii)    The phrase “to accommodate an increase in the borrowings thereunder from $200,000,000 to $260,000,000” appearing in the definition of “Marketing Subsidiary Excluded Credit Facilities” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“to (x) accommodate an increase in the borrowings or other credit accommodations thereunder to $300,000,000, and (y) permit such credit facility to be either asset-based or non-asset-based (whether secured or unsecured).”

(iv)    The term “$500,000,000” appearing in Section 2.12(b) of the Credit Agreement is hereby deleted in its entirety and the term “$600,000,000” is hereby substituted therefor.

(v)     Section 5.9(b) of the Credit Agreement is hereby deleted in its entirety and the term “Reserved” is hereby substituted therefor.

(vi)    Section 7.12(a) of the Credit Agreement shall be amended by inserting the following language as clause (v) thereof, which shall appear immediately preceding the existing clause (w) thereof:

(v)    the foregoing shall not prohibit any sale, lease, transfer or disposition of assets , other than equity interests in or the assets of Black Hills Power, Inc. and Cheyenne Light, Fuel and Power Company, solely to the extent and so long as (A) such transaction does not result in a downgrade of Borrower’s S&P Rating or Borrower’s Moody’s Rating, (B) such transaction is for cash consideration (or other consideration acceptable to the Required Banks) in an amount not less than the fair market value of the applicable assets, (C) such transaction, when combined with all other such transactions, would not have a Material Adverse Effect, taken as a whole, and (D) such transaction is consummated (and all consideration therefore is received by Borrower or its applicable Subsidiary) on or before the date which is eighteen (18) months after the Aquila Effective Date.

(vii)    Section 7.14 of the Credit Agreement is hereby amended by deleting the term “and” appearing at the end of Section 7.14(o), re-labeling Section 7.14(p) as new Section 7.14(q) and inserting the following language as new Section 7.14(p):

(p)    to the extent it constitutes an Investment, consummation of the Aquila Transactions in accordance with the terms of the Aquila Agreements; and

(b)    Effective as of the “Aquila Effective Date” (as such term is defined in the Credit Agreement after giving effect to the amendments thereto set forth in Section 2(a) above), the Credit Agreement shall automatically be amended as follows:

(i) Clause (v) of Section 7.8 of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted therefor:

utility ownership, operation and management, including the provision of services reasonably ancillary thereto, such as gas services and call centers.

(ii)     Section 7.9 of the Credit Agreement shall be amended by deleting the term “and” appearing at the end of Section 7.9(l), re-labeling Section 7.9(m) as new Section 7.9(o) and inserting the following language as new Sections 7.9(m) and (n), respectively:

(m)    Liens on the Aquila Assets which exist on the Aquila Effective Date, other than “Non-Permitted Encumbrances” (as such term is defined in the Asset Purchase Agreement and Partnership Interests Purchase Agreement);

(n)      Liens on the Aquila Assets consisting of first mortgage bonds which secure Indebtedness of the type specifically permitted pursuant to Section 7.15(i), which Liens are incurred on or before a date which is eighteen (18) months after the Aquila Effective Date; and

(iii)    Section 7.15 of the Credit Agreement shall be amended by deleting the term “and” appearing at the end of Section 7.15(h), re-labeling Section 7.15(i) as new Section 7.15(k) and inserting the following language as new Sections 7.15(i) and (j), respectively:

(i)     (A) solely to the extent the incurrence or maintenance of such Indebtedness could not reasonably be expected to otherwise cause a Default or Event of Default to occur or continue, Indebtedness (x) incurred on or before a date which is eighteen (18) months after the Aquila Effective Date to finance or refinance the Aquila Assets and (y) consisting of first mortgage bond Indebtedness (which is secured only by Liens of the type specifically permitted pursuant to Section 7.9(n)), it being agreed and acknowledged by Borrower that Indebtedness incurred pursuant to this clause (i) shall be deemed “Recourse Indebtedness” hereunder and (B) Indebtedness assumed in connection with the Aquila Transactions, provided such Indebtedness under this clause (B) was not incurred to finance the acquisition of the Aquila Transactions; and

(j)     from and after the Aquila Effective Date, Indebtedness outstanding under the Aquila Credit Agreement and any credit agreement entered into by and among, inter alia, the “Banks” party thereto from time to time and Borrower which refinances the Aquila Credit Agreement; and

(iv)    Section 7.17 of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted therefor:

Section 7.17  Recourse Leverage Ratio. Borrower will not at the end of any fiscal quarter permit the Recourse Leverage Ratio to exceed, with respect to any fiscal quarter ending in the period (x) from the Aquila Effective Date until the one (1) year anniversary thereof, 0.70 to 1.00, or (y) thereafter, 0.65 to 1.00.

(v)    Section 7.20 of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted therefor:

Section 7.20  No Negative Pledge. Except (i) as set forth on Schedule 7.19, (ii) in connection with Non-Recourse Indebtedness of a Project Finance Subsidiary, the Borrower will not, and will not permit any of its Subsidiaries (other than Project Finance Subsidiaries), and (iii) as in existence with respect to the Aquila Assets as of the Aquila Effective Date, directly or indirectly to enter into or assume any agreement (other than customary non-assignment and no sub-letting provisions in leases consistent with Borrower’s past practices and the Credit Documents and, solely with respect to the asset so financed, Capitalized Leases, to the extent such Indebtedness is permitted herein) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

(vi)    the term “0.65” appearing in Exhibit B to the Credit Agreement is hereby deleted in its entirety and the phrase “[0.70/0.65]” is hereby substituted therefor.

(vii)   Schedules 5.2 (Existing Subsidiaries), 5.5 (Litigation and Labor Controversies) and 5.11 (Environmental Matters) to the Credit Agreement shall be supplemented to include additional information with respect thereto that arises solely as a result of the ownership by Borrower and its Subsidiaries of the Aquila Assets; provided, such supplemental information shall be delivered in writing by Borrower to the Administrative Agent no later than 30 days after the Aquila Effective Date (or such other, later date as may be agreed to by the Administrative Agent).

Section 3. Ratification. The Borrower hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Credit Document, as amended hereby, and agrees to perform each of its obligations thereunder as and when required. By executing this Amendment, the Borrower hereby further ratifies, acknowledges, affirms and reconfirms that each Credit Document, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and that each such Credit Document, as amended hereby, is in full force and effect.

Section 4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

Section 4.1 The Borrower, the Administrative Agent and the Required Banks shall have executed and delivered this Amendment, and the Borrower shall have executed and/or delivered such other documents and instruments as Administrative Agent may reasonably require.

Section 4.2 The Administrative Agent shall have received from the Borrower for pro rata distribution to the Banks executing and delivering this Amendment on or prior to the date hereof based on their respective Percentage in immediately available funds a fully-earned, non-refundable amendment fee in an aggregate amount equal to $200,000.

Section 4.3 The representations and warranties set forth in Section 5 of this Amendment shall be true and correct.

Section 4.4 All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel.

Section 5. Representations and Warranties.  To induce the Administrative Agent and the Banks party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and that this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended hereby, constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms, (ii) no Default or Event of

Default (after giving effect to this Amendment) has occurred and is continuing under the Credit Agreement or would result from the execution and delivery of this Amendment, and (iii) each of the representations and warranties set forth in Section 5 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date.

Section 6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

Section 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile or electronic means and each facsimile or electronic signature hereto shall be deemed for all purposes to be an original signatory page.

Section 9. Costs. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

Section 10.   Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflict of laws other than section 5-1401 of the New York General Obligations Laws.

Section 11.	Miscellaneous. This Amendment shall be deemed to be a Credit Document.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

BLACK HILLS CORPORATION, a South Dakota corporation

By:	/s/ Mark T. Thies
Name:	Mark T. Thies
Title:	Executive VP and CFO

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

ABN AMRO BANK N.V., as Administrative Agent

By:	/s/ Allen R. Broyles
Name:	Allen R. Broyles
Title:	First Vice President

By:	/s/ Kris A. Grosshans
Name:	Kris A. Grosshans
Title:	Senior Vice President

ABN AMRO BANK N.V.

By:	/s/ Kris A. Grosshans
Name:	Kris A. Grosshans
Title:	Senior Vice President

By:	/s/ Meghan A. Schultz
Name:	Meghan A. Schultz
Title:	Vice President

Union Bank of California, N.A.

By:	/s/ Robert J. Cole
Name:	Robert J. Cole
Title:	Vice President

U.S. Bank National Association

By:	/s/ Christine G. Dean
Name:	Christine G. Dean
Title:	Vice President

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SIGNATURES CONTINUED

Bank of America

By:	/s/ Gabriela Millhorn
Name:	Gabriela Millhorn
Title:	Senior Vice President

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Cahal Carmody
Name:	Cahal Carmody
Title:	Vice President

CoBank, ACB

By:	/s/ Brett A. Challenger
Name:	Brett A. Challenger
Title:	Vice President

Farm Credit Bank of Texas

By:	/s/ Horace R. Harrod
Name:	Horace R. Harrod
Title:	Vice President

AgFirst Farm Credit Bank

By:	/s/ John Burnside
Name:	John Burnside
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

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SIGNATURES CONTINUED

SCOTIABANC INC

By:	/s/ Patrick J. Hawes
Name:	Patrick J. Hawes
Title:	Comptroller

Wells Fargo Bank, N.A.

By:	/s/ Richard Gan
Name:	Richard Gan
Title:	Vice President

BAYERISCHE LANDESBANK

By:	/s/ John Gregory
Name:	John Gregory
Title:	Vice President

By:	/s/ George J. Schnept
Name:	George J. Schnept
Title:	Vice President

Societe Generale

By:	/s/ Effie Han
Name:	Effie Han
Title:	Vice President

Fifth Third Bank

By:	/s/ Ashley Radel
Name:	Ashley Radel
Title:	Relationship Manager

By:	/s/ Michael Mendenhall
Name:	Michael Mendenhall
Title:	Vice President

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SIGNATURES CONTINUED

MIZUHO CORPORATE BANK LTD

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

ROYAL BANK OF CANADA

By:	/s/ David A. McCluskey
Name:	David A. McCluskey
Title:	Authorized Signatory

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